Exhibit 10.9
Execution Version

Swap Agreement

dated as of

July 7, 2010

between

ENERGY CORPORATION OF AMERICA

and

ECA MARCELLUS TRUST I

i

Swap Agreement
     This SWAP AGREEMENT, dated as of July 7, 2010, is between ENERGY CORPORATION OF AMERICA, a West Virginia corporation (“ECA”), and ECA MARCELLUS TRUST I, a Delaware statutory trust (the “Trust”).
R E C I T A L S
     WHEREAS, the Trust was created pursuant to that certain Amended and Restated Trust Agreement by and among ECA, as trustor, Corporation Trust Company, as Delaware trustee, and The Bank of New York Mellon Trust Company, N.A., as trustee;
     WHEREAS, ECA has entered into commodity derivatives transactions with certain counterparties;
     WHEREAS, the parties hereto desire to allocate among themselves certain of the economic benefits and costs associated with certain of these transactions;
     NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; TERMS GENERALLY
     Section 1.01 Definitions. As used herein, terms defined above have the meanings given such terms above and the following terms have the following meanings:
     “Agreement” means this Swap Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
     “BP Trade Documents” means the ISDA Master Agreement dated as of March 12, 2004 between ECA and BP Energy Company, including the Schedule thereto and each Confirmation entered into thereunder, in each case as in effect on the date hereof.
     “Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Confirmations” means the collective reference to each Confirmation attached hereto as Exhibit A.
     “Counterparties” means the collective reference to BP Energy Company and Wells Fargo Foothill, Inc.
     “Defaulting Party” means, with respect to any Trade on any date of determination, any Person: (a) that is a “Defaulting Party” or an “Affected Party” with respect to such Trade on such date under the applicable Trade Documents (as such terms are defined therein) or (b) in respect of which a “Potential Event of Default” or an “Event of Default” has occurred and is continuing on such date under the applicable Trade Documents (as such terms are defined therein).
     “ECA Gross Up Amount” means, in relation to any Scheduled Payments or any Illegality Termination Payments required to be made by the Counterparties during any Quarterly Period, an amount equal to the sum of all such Scheduled Payments or Illegality Termination Payments, as the case may be, that were due and payable by the Counterparties but not paid by the Counterparties to ECA during such Quarterly Period (a) on account of the exercise of any right of netting or set-off against (i) obligations owed by ECA or its affiliates to the Counterparties or their affiliates under agreements or instruments other than the Trade Documents or (ii) any obligation of ECA to pay an Excluded Amount pursuant to the Trade Documents; or (b) to the extent that any Counterparty (i) set-off any such Scheduled Payments or Illegality Termination Payments, as the case may be, against any posted collateral held by ECA (or any obligation of ECA to transfer that posted collateral) or (ii) withheld payment of any such Scheduled Payments or Illegality Termination Payments, as the case may be, up to the value of any posted collateral held by ECA.
     “Excluded Amount” means any amount payable by one party to another party pursuant to any Trade Documents on account of indemnity or reimbursement obligations (including additional amounts owing in respect of tax gross up obligations), costs, fees, expenses (including, without limitation, attorneys fees) or default interest.
     “Illegality” has the meaning specified in the applicable Trade Documents; provided that the term “Illegality” when used herein in reference to any Trade will only be deemed to have occurred with respect to such Trade if either (a) the Counterparty is an “Affected Party” (as defined in the applicable Trade Documents) with respect to such Illegality; or (b) both (i) ECA is an “Affected Party” (as defined in the applicable Trade Documents) with respect to such Illegality and (ii) the Trust would have been an “Affected Party” (as defined in the applicable Trade Documents) with respect to such Illegality if it were a party to such Trade.
     “Illegality Termination Payment” means any Termination Payment that becomes due and payable as the result of the termination of any Trade prior to the stated termination date thereof based on the occurrence of an Illegality.
     “Period End Date” means March 31, June 30, September 30 and December 31 of each calendar year.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Quarterly Payment Date” means, with respect to any Quarterly Period, the date that is thirty days after the last day of such Quarterly Period.
     “Quarterly Period” means each period from but excluding one Period End Date to and including the next Period End Date.
     “Scheduled Payment” means, with respect to any Trade, the net payment required to be made by one party thereto to the other party thereto on a “Payment Date” or a “Settlement

Payment Date” pursuant to the related Confirmation, without giving effect to the existence of any “Potential Event of Default”, “Event of Default” or the designation of an “Early Termination Date” (as such terms are defined in the applicable Trade Documents) or any right of setoff, counterclaim or defense, and excluding, for the avoidance of doubt: (a) any obligation to transfer cash collateral or other collateral, (b) any Termination Payment and (c) any Excluded Amount.
     “Termination Payment” means, with respect to any Trade or group of Trades: (a) the net amount which is due and payable by one party thereto to the other party thereto in respect of the early termination of such Trade or group of Trades, as determined pursuant to the applicable Trade Documents (including, for the avoidance of doubt, any unpaid amounts), but (b) without giving effect to any right of set-off and/or right to apply any margin, collateral, guarantees or other credit support delivered or held in connection with such Trade, and (c) excluding any Scheduled Payments (other than unpaid amounts) and any Excluded Amounts.
     “Trades” means the collective reference to each transaction evidenced by the Confirmations.
     “Trade Documents” means the collective reference to the BP Trade Documents and the Wells Trade Documents.
     “Trust Gross Up Amount” means, in relation to any Scheduled Payments or any Illegality Termination Payments required to be made by ECA during any Quarterly Period, an amount equal to the sum of all such Scheduled Payments or Illegality Termination Payments, as the case may be, that were due and payable by ECA but not paid by ECA to the Counterparties during such Quarterly Period to the extent that ECA (i) set-off any such Scheduled Payments or Illegality Termination Payments, as the case may be, against any posted collateral held by the Counterparties (or any obligation of the Counterparties to transfer that posted collateral) or (ii) withheld payment of any such Scheduled Payments or Illegality Termination Payments, as the case may be, up to the value of any posted collateral held by the Counterparties.
     “Wells Trade Documents” means the ISDA Master Agreement dated as of June 30, 2004 between ECA and Wells Fargo Foothill, Inc., including the Schedule thereto and each Confirmation entered into thereunder, in each case as in effect on the date hereof.
     Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise: (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in this Agreement); (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) any reference herein to Sections or Exhibits shall be construed to refer to Sections of, or Exhibits to, this Agreement.

ARTICLE II
PAYMENTS
     Section 2.01 Payments. On the Quarterly Payment Date for each Quarterly Period, commencing with the Quarterly Period ending June 30, 2010:
     (a) ECA will pay to the Trust an amount equal to the sum of the following (without duplication): (i) all Scheduled Payments received by ECA from the Counterparties under all Trades during such Quarterly Period plus (ii) the ECA Gross Up Amount, if any, related to Scheduled Payments required to be made by the Counterparties to ECA under all Trades during such Quarterly Period plus (iii) the amount of any Scheduled Payment required to be made by any Counterparty to ECA under any Trade during such Quarterly Period that was not received by ECA from such Counterparty, but only if ECA was a Defaulting Party on the date such Scheduled Payment was required to be made by such Counterparty;
     (b) the Trust will pay to ECA an amount equal to the sum of the following: (i) all Scheduled Payments made by ECA to the Counterparties under all Trades during such Quarterly Period plus (ii) the Trust Gross Up Amount, if any, related to Scheduled Payments required to be made by ECA to the Counterparties under all Trades during such Quarterly Period, excluding, in the case of both clauses (i) and (ii) of this subsection (b), any Scheduled Payment made by ECA to any Counterparty under any Trade with respect to which ECA (x) was a Defaulting Party on the date such Scheduled Payment was required to be made by ECA and (y) continues to be a Defaulting Party on the Quarterly Payment Date;
     (c) ECA will pay to the Trust an amount equal to the sum of the following: (i) all Illegality Termination Payments received by ECA from the Counterparties under all Trades during such Quarterly Period plus (ii) the ECA Gross Up Amount, if any, related to Illegality Termination Payments required to be made by the Counterparties to ECA under all Trades during such Quarterly Period;
     (d) the Trust will pay to ECA an amount equal to the sum of the following: (i) all Illegality Termination Payments made by ECA to the Counterparties under all Trades during such Quarterly Period plus (ii) the Trust Gross Up Amount, if any, related to Illegality Termination Payments required to be made by ECA to the Counterparties under all Trades during such Quarterly Period;
     (e) if any Trade has been terminated prior to its stated termination date other than as the result of the occurrence of an Illegality, then notwithstanding the termination of such Trade, ECA will pay to the Trust an amount equal to the sum of each Scheduled Payment that would have become due and payable by the relevant Counterparty to ECA during such Quarterly Period if such Trade had not been so terminated; and
     (f) if any Trade has been terminated prior to its stated termination date other than as the result of the occurrence of an Illegality, then notwithstanding the termination of such Trade, the Trust will pay to ECA an amount equal to the sum of each Scheduled Payment that would have become due and payable by ECA to the relevant Counterparty during such Quarterly Period if such Trade had not been so terminated.

     Section 2.02 Netting of Payments. If on any Quarterly Payment Date amounts would otherwise be payable by each party to the other pursuant to Section 2.01, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
     Section 2.03 General Conditions. All payments made hereunder shall be made in immediately available funds to the account or accounts from time to time specified by the relevant payee. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.
     Section 2.04 Certain Notices. ECA shall promptly notify the Trust of the designation of an “Early Termination Date” pursuant to any Trade Document and the termination of any Trade, and shall provide the Trust with any documentation or other information related thereto as the Trust may reasonably request from time to time.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Amendments. Any amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto.
     Section 3.02 No Waiver. No failure on the part of any party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     Section 3.03 Remedies Cumulative; Non-Exclusive; Etc. All rights, powers, privileges, remedies, and recourses granted in this Agreement or otherwise available at law or equity: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently; (c) may be exercised as often as occasion therefor shall arise, it being agreed that the exercise or failure to exercise or the beginning, or the abandonment, or the delay of any of same, shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse and (d) are intended to be, and shall be, nonexclusive.
     Section 3.04 Successors and Assigns. The provisions of this Agreement shall be binding upon each party and its successors and permitted assigns and shall inure, together with all the rights and remedies hereunder, to the benefit of such party and its respective successors and assigns; provided that no party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties, and any such purported assignment, transfer or delegation shall be null and void.
     Section 3.05 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 3.06 Survival; Revival; Restatement. To the extent that any payments made hereunder are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person or entity under any bankruptcy law, common law or equitable cause, then to such extent, the obligations so satisfied shall be revived and continue as if such payment had not been received and the rights, powers and remedies under this Agreement shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated and each party shall take such action as may be reasonably requested by any other party to effect such reinstatement.
     Section 3.07 Acknowledgments.
     (a) Each party hereby acknowledges that (i) no party has any fiduciary relationship with or duty to any other party arising out of or in connection with this Agreement; (ii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto; (iii) no other party is acting as a fiduciary or financial or investment advisor for it; (iv) it is not relying upon any representations (whether written or oral) of any other party; (v) no other party has given to it (directly or indirectly through any other Person) any advice, counsel, assurance; guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement; (vi) it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary, and not upon any view expressed by the other party; (vii) all trading decisions have been the result of arm’s length negotiations between the parties; (viii) it has a duty to read the Trade Documents and agrees that it is charged with notice and knowledge of the terms of the Trade Documents; that it has in fact read the Trade Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof and (ix) it is entering into this Agreement with a full understanding of all of the risks hereof (economic and otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks.
     (b) Without limiting the applicability of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including, without limitation, Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties intend that the transactions contemplated by this Agreement will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code, and that the parties are entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

     (c) Each party represents to the other party that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act, Section 1a(12).
     Section 3.08 No Agency Relationship; No Assignment of Trades. Each of the parties hereto acknowledges and agrees that no agency relationship is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto, it being expressly understood and agreed that ECA has entered into the Trades and the Trade Documents related thereto as principal on its own behalf, and ECA is not acting as an agent of the Trust with respect to any Trade nor is ECA acting in any other capacity on behalf of the Trust, fiduciary or otherwise. Nothing contained herein shall be interpreted to create or operate as an assignment, transfer or novation of any Trade, any Trading Document or any interest or obligation therein or thereunder.
     Section 3.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 3.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. In making proof of this Agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 3.11 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     Section 3.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no other Person (including, without limitation, any Counterparty) shall have any rights, claims, remedies or privileges hereunder against any party hereto for any reason whatsoever. There are no third party beneficiaries.
     Section 3.13 Tax Hedge Designation. Unless otherwise specifically identified, the Trust hereby identifies and designates this Agreement and the economic benefits and costs associated with the underlying commodity derivatives transactions as a hedging transaction for tax purposes under Section 1221(a)(7) of the Internal Revenue Code of 1986, as amended and Section 1.1221-2 of the Treasury regulations promulgated under the Internal Revenue Code. The transactions being hedged are the sale of approximately 7,500 MMBtu per day of the natural gas production by ECA attributable to the Trust from April 1, 2010 through June 30, 2012. The risk being hedged is the price movement for natural gas production in the market where ECA sells the gas.

     IN WITNESS WHEREOF, intending to be legally bound, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

ENERGY CORPORATION OF AMERICA

By:	/s/ Donald C. Supcoe

Name:	Donald C. Supcoe

Title:	Senior Vice President

ECA MARCELLUS TRUST I

By:	/s/ Michael J. Ulrich

Name:	Michael J. Ulrich

Title:	Authorized Signatory

Signature Page to Swap Agreement

EXHIBIT A
CONFIRMATIONS
Exhibit A-1

[BP LOGO]
SWAP CONFIRMATION

Buyer:	Seller:

Rep:Dominic Sung	Attn: Confirmation Dept.
BP Energy Company	Eastern American Energy Corporation
501 WestLake Park Blvd.	Fax #: (304)926-8264
Houston, TX 77079
The purpose of this facsimile is to confirm the terms and conditions of the Swap Transaction entered into between BP Energy Company and Counterparty on the Trade Date specified below (the “Transaction”). This facsimile constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 03/12/2004, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Transaction to which this Confirmation relates are as follows:

BP (Nucleus) ID:	4261886	BP (ET) ID:
Commodity:	NATURAL GAS	Units:	MMBTUs/Day
Broker:	* None *
Trade Date:	08/05/2009
Effective Date:	07/01/2010
Termination Date:	06/30/2011
Price BP Pays:	07/01/2010 to 06/30/2011	6.59
Price Counterparty Pays:	07/01/2010 to 06/30/2011	NYMEX Final Settlement
Currency:	US$
Quantity per Calculation Period:	1,500 MMBTUs/Day	Total Notional Quantity:	547,500 MMBTUs
Calculation Period:	Each calendar Month beginning with 07/01/2010 and ending on 06/30/2011
Payment Date:	5 Business Days after the last price necessary for settlement is determined for each applicable Calculation Period.

Please confirm the foregoing correctly sets forth the terms of our agreement. If counterparty agrees to this confirmation, no action is necessary and this confirmation will be final and binding. If this Confirmation does not correctly set forth the material terms of the Transaction, you may object in writing by either making notations on this Confirmation, signing it, and faxing it to us at (281) 366-4934, or delivering to us a written objection in any other reasonable form within 5 New York Business Days of receipt or deemed receipt. If you have any questions, please contact the Confirmation Department at 281-366-1866.

BP Energy Company		Eastern American Energy Corporation

Name:	/s/ Dominic Sung	Name:	/s/ Randall C. Farkosh

BP (NUCLEUS) ID:4261886	Page 1 of 2

[BP LOGO]
SWAP CONFIRMATION

Buyer:	Seller:

Rep:Dominic Sung	Attn: Confirmation Dept.
BP Energy Company	Eastern American Energy Corporation
501 WestLake Park Blvd.	Fax #: (304)926-8264
Houston, TX 77079
The purpose of this facsimile is to confirm the terms and conditions of the Swap Transaction entered into between BP Energy Company and Counterparty on the Trade Date specified below (the “Transaction”). This facsimile constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 03/12/2004, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Transaction to which this Confirmation relates are as follows:

BP (Nucleus) ID:	4261885	BP (ET) ID:
Commodity:	NATURAL GAS	Units:	MMBTUs/Day
Broker:	* None *
Trade Date:	08/05/2009
Effective Date:	07/01/2011
Termination Date:	06/30/2012
Price BP Pays:	07/01/2011 to 06/30/2012	6.94
Price Counterparty Pays:	07/01/2011 to 06/30/2012	NYMEX Final Settlement
Currency:	US$
Quantity per Calculation Period:	1,500 MMBTUs/Day	Total Notional Quantity:	549,000 MMBTUs
Calculation Period:	Each calendar Month beginning with 07/01/2011 and ending on 06/30/2012
Payment Date:	5 Business Days after the last price necessary for settlement is determined for each applicable Calculation Period.

Please confirm the foregoing correctly sets forth the terms of our agreement. If counterparty agrees to this confirmation, no action is necessary and this confirmation will be final and binding. If this Confirmation does not correctly set forth the material terms of the Transaction, you may object in writing by either making notations on this Confirmation, signing it, and faxing it to us at (281) 366-4934, or delivering to us a written objection in any other reasonable form within 5 New York Business Days of receipt or deemed receipt. If you have any questions, please contact the Confirmation Department at 281-366-1866.

BP Energy Company		Eastern American Energy Corporation

Name:	/s/ Dominic Sung	Name:	/s/ Randall C. Farkosh

BP (NUCLEUS) ID:4261885	Page 1 of 2

[BP LOGO]
SWAP CONFIRMATION

Buyer:	Seller:

Rep:Jacob Johnson	Attn: Confirmation Dept.
BP Energy Company	Eastern American Energy Corporation
501 WestLake Park Blvd.	Fax #: (304)926-8264
Houston, TX 77079
The purpose of this facsimile is to confirm the terms and conditions of the Swap Transaction entered into between BP Energy Company and Counterparty on the Trade Date specified below (the “Transaction”). This facsimile constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 03/12/2004, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Transaction to which this Confirmation relates are as follows:

BP (Nucleus) ID:	4380558	BP (ET) ID:
Commodity:	NATURAL GAS	Units:	MMBTUs/Day
Broker:	* None *
Trade Date:	09/17/2009
Effective Date:	07/01/2010
Termination Date:	06/30/2012
Price BP Pays:	07/01/2010 to 06/30/2012	6.54
Price Counterparty Pays:	07/01/2010 to 06/30/2012	NYMEX Final Settlement
Currency:	US$
Quantity per Calculation Period:	3,000 MMBTUs/Day	Total Notional Quantity:	2,193,000 MMBTUs
Calculation Period:	Each calendar Month beginning with 07/01/2010 and ending on 06/30/2012
Payment Date:	5 Business Days after the last price necessary for settlement is determined for each applicable Calculation Period.

Please confirm the foregoing correctly sets forth the terms of our agreement. If counterparty agrees to this confirmation, no action is necessary and this confirmation will be final and binding. If this Confirmation does not correctly set forth the material terms of the Transaction, you may object in writing by either making notations on this Confirmation, signing it, and faxing it to us at (281) 366-4934, or delivering to us a written objection in any other reasonable form within 5 New York Business Days of receipt or deemed receipt. If you have any questions, please contact the Confirmation Department at 281-366-1866.

BP Energy Company		Eastern American Energy Corporation

Name:	/s/ Jacob Johnson	Name:	/s/ Randall C. Farkosh

BP (NUCLEUS) ID:4380558	Page 1 of 2

[WELLS FARGO LOGO]
Wells Fargo Foothill, Inc.
Financial Products
Telephone: (310) 453-7260
ISDA CONFIRMATION

To:	Energy Corporation of America 4643 South Ulster Street, Suite 1100 Denver, CO 80237 Attention: Michael Fletcher Telephone: (303) 694-2667 Fax: (303) 694-2763

From:	Wells Fargo Foothill, Inc. 2450 Colorado Avenue, Suite 3000 West Santa Monica, CA 90404 Attention: Paz Hernandez Telephone: (310) 453-7260 Fax: (865) 350-3684

Re:	Commodity Swap Transaction (525253)

Date:	May 11, 2009
Ladies and Gentlemen:
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Foothill, Inc. (“Party A”) and Energy Corporation of America, a West Virginia corporation (“Party B”) on the Trade Date specified below (the “Transaction”). This communication constitutes a “Confirmation” as referred to in the Master Agreement specified below.
The definitions and provisions contained in the 1993 ISDA Commodity Derivatives Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) including the 2000 Supplement to the 1993 ISDA Commodity Derivatives Definitions, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
1. This confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 30, 2004, (as the same may be amended, modified or supplemented from time to time, the “Agreement”) between Party A and Party B. This communication itself constitutes a binding agreement setting forth the essential terms of the Transaction described herein. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.
2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	May 8, 2009
Effective Date:	July 1, 2010
Termination Date:	June 30, 2012
Commodity:	Natural Gas
Transaction Type:	Swap
Total Notional Quantity:	2,193,000 MMBTU(s)

page # 1 of 3

Notional Quantity per Calculation Period:	Please refer to the attached Schedule.
Calculation Period(s):	Each calendar month from and including the Effective Date to and including the Termination Date including the first and last calendar days of each month
Settlement Method:	Cash
Settlement Payment Date(s):	Please refer to attached Schedule

Business Day Convention:	Following
Business Day:	New York City

Fixed Amount Details:
Fixed Price Payer:	Party A
Fixed Price:	USD 7 03 per MMBTU

Floating Amount Details:
Floating Price Payer:	Party B
Commodity Reference Price:	NATURAL GAS - HENRY HUB - NYMEX
Spread:	None
Specified Price:	Closing Price
Delivery Date:	First Nearby Month
Pricing Date:	The last Commodity Business Day on which the Commodity Reference Price is published for the relevant Calculation Period
Method of Averaging:	Not applicable

Account Details:
Payments due to Party A:	Party A will change payment(s) to the following Loan account: Loan Number: ECO000

Payments due to Party B:	Party A will credit payment(s) to the following Loan account: Loan Number: ECO000

Calculation Agent:	Party A
3. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign one copy of this Confirmation and returning to us by facsimile to:
Wells Fargo Foothill, Inc.
Attention: Paz Hernandez
Fax: (866) 350-3684
4. Each party represents to the other party hereto that (i) it is not acting as a fiduciary or a financial or investment advisor for the other party; (ii) it is not relying upon any advice, counsel representations (whether written or oral) of the other party other than the representations expressly set forth in the Master Agreement, any Credit Support Document and herein; (iii) the other party hereto has not given to it any

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advice or counsel as to the expected or projected success, return, performance, result, consequence or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Transaction; (iv) it has consulted with its own legal, regulatory, tax, business, investment financial and accounting advisors to the extent it has deemed necessary and has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of this Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto; (v) it has determined that the rates, prices, or amounts and other terms of this Transaction in the indicative quotations (if any) provided by the other party hereto reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arms length negotiations between the parties; (vi) it is entering into this Transaction with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) it is a sophisticated investor.
Yours sincerely,
Wells Fargo Foothill, Inc.

By: Name:	/s/ Paz Hernandez Paz Hernandez
Its:	Senior Vice President
Accepted and confirmed as of the Trade Date:
ENERGY CORPORATION OF AMERICA,
A West Virginia corporation

By: Name:	/s/ Michael S. Fletcher Michael S. Fletcher
Its:	Chief Financial Officer
Schedule I for Transaction # 525253
Combined Flows

Start Date	End Date	Fixing Date	Payment Date	Notional
07/01/2010	07/31/2010	06/28/2010	07/06/2010	93,000.00
08/01/2010	08/31/2010	07/28/2010	08/04/2010	93,000.00
09/01/2010	09/30/2010	08/27/2010	09/03/2010	90,000.00
10/01/2010	10/31/2010	09/28/2010	10/05/2010	93,000.00
11/01/2010	11/30/2010	10/27/2010	11/03/2010	90,000.00
12/01/2010	12/31/2010	11/24/2010	12/02/2010	93,000.00
01/01/2011	01/31/2011	12/28/2010	01/04/2011	93,000.00
02/01/2011	02/28/2011	01/27/2011	02/03/2011	84,000.00
03/01/2011	03/31/2011	02/24/2011	03/03/2011	93,000.00
04/01/2011	04/30/2011	03/29/2011	04/05/2011	90,000.00
05/01/2011	05/31/2011	04/27/2011	05/04/2011	93,000.00
06/01/2011	06/30/2011	05/26/2011	06/03/2011	90,000.00
07/01/2011	07/31/2011	06/28/2011	07/06/2011	93,000.00
08/01/2011	08/31/2011	07/27/2011	08/03/2011	93,000.00
09/01/2011	09/30/2011	08/29/2011	09/06/2011	90,000.00
10/01/2011	10/31/2011	09/28/2011	10/05/2011	93,000.00
11/01/2011	11/30/2011	10/27/2011	11/03/2011	90,000.00
12/01/2011	12/31/2011	11/28/2011	12/05/2011	93,000.00
01/01/2012	01/31/2012	12/28/2011	01/05/2012	93,000.00
02/01/2012	02/29/2012	01/27/2012	02/03/2012	87,000.00
03/01/2012	03/31/2012	02/27/2012	03/05/2012	93,000.00
04/01/2012	04/30/2012	03/28/2012	04/04/2012	90,000.00
05/01/2012	05/31/2012	04/26/2012	05/03/2012	93,000.00
06/01/2012	06/30/2012	05/29/2012	06/05/2012	90,000.00

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